Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

Sprouts Farmers Market, Inc. Reports Second Quarter 2021 Results

PHOENIX, Ariz. – (Globe Newswire) – August 5, 2021 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended July 4, 2021.

Second Quarter Highlights(1):

•
Net sales of $1.5 billion; a 7% decrease from the same period in 2020 and a 7% increase from the same period in 2019
•
Comparable store sales growth of -10.0% and two-year comparable store sales growth of -0.6%(2)
•
Net income of $61 million; compared to net income of $67 million and adjusted net income(3) of $70 million in the same period in 2020; and compared to net income of $35 million from the same period in 2019
•
Diluted earnings per share of $0.52; compared to $0.57 diluted earnings per share and adjusted diluted earnings per share(3) of $0.59 in the same period in 2020; and compared to $0.30 diluted earnings per share from the same period in 2019

"I am pleased with our strong profit results in the second quarter, continuing to build on the positive step change in financial performance we made in 2020,” said Jack Sinclair, chief executive officer of Sprouts Farmers Market. "As I look forward to the balance of the year, I am excited about growing our differentiated brand proposition. We continue to lead with our strategic priorities of investing in innovation and our new store format, accelerating our marketing initiatives to deepen our relationship with our target customer, and leveraging an advantaged fresh supply chain, setting the foundation for Sprouts' long-term growth.”

1 The Company’s results for the second quarter of 2020 were significantly impacted by the COVID-19 pandemic.  Accordingly, this presentation also includes certain comparisons to results in the second quarter of 2019.

2 To account for the 53rd week in fiscal 2020 we shifted each week back one week, thereby ignoring the first week of fiscal 2020 to better align holidays for comparison purposes.  More information can be found at investors.sprouts.com under additional reports.

3 Adjusted net income and adjusted diluted earnings per share, non-GAAP financial measures, exclude the impact of certain special items. There were no such adjustments for the quarter ended July 4, 2021. See the “Non-GAAP Financial Measures” section of this release for additional information about these items.

Second Quarter 2021 Financial Results

Net sales for the second quarter of 2021 were $1.5 billion, a 7% decrease compared to the same period in 2020. Net sales were driven by new stores opened, offset by a decrease of 10.0% in comparable store sales due to the impact from the COVID-19 pandemic during the second quarter of last year.

Gross profit for the quarter decreased 10.2% to $550 million, resulting in a gross profit margin of 36.1%, a decrease of 115 basis points compared to the same period in 2020. This decrease was predominantly related to lapping opportunistic produce buys and exceptionally low shrink from elevated demand last year due to the impact from the COVID-19 pandemic. Our efficient promotions, attractive everyday pricing, and differentiated assortment continue to result in margins superior to our historic trends, contributing to a 330 basis point increase over second quarter 2019.

Selling, general and administrative expenses ("SG&A")  for the quarter decreased $52 million to $436 million, or 28.7% of sales, a leverage of 108 basis points compared to the same period in 2020. This primarily reflects lower COVID-19 pandemic response costs, including incentive compensation in the prior year, along with lower e-commerce expense. This was partially offset by sales deleverage. Compared to the same period in 2019, SG&A increased 14%.

Depreciation and amortization for the quarter was $30 million, or 2.0% of sales, an increase of 14 basis points compared to the same period in 2020 as a result of sales deleverage.

Store closure and other costs, net for the quarter were a credit of $0.4 million compared to $0.5 million in the same period of 2020.

Net income for the quarter was $61 million, compared to $67 million for the same period in 2020. Diluted and adjusted diluted earnings per share (“EPS”) was $0.52, compared to diluted earnings per share of $0.57 and adjusted diluted earnings per share of $0.59 for the same period in 2020 (see "Non-GAAP Financial Measures”).

Unit Growth and Development

During the second quarter of 2021, Sprouts opened up one new store, resulting in 363 stores in 23 states as of July 4, 2021. Due to continued difficulties in obtaining necessary equipment from third parties because of supply chain delays complicated by the COVID-19 pandemic, approximately seven planned new store-openings in the fourth quarter of 2021 may be delayed until 2022.

Leverage and Liquidity

Sprouts generated cash from operations of $177 million year-to-date through July 4, 2021 and invested $27 million in capital expenditures net of landlord reimbursement, primarily for new stores. Sprouts ended the quarter with a $250 million balance on its revolving credit facility, $39 million of letters of credit outstanding under the facility, $221 million in cash and cash equivalents, and $213 million available under the current share repurchase authorization. Through July 4, 2021, we have repurchased 3.3 million shares of common stock under this authorization for a total investment of $87 million. Year-to-date through August 2, 2021, we have repurchased 4.3 million shares of common stock for a total investment of $112 million.

Full Year 2021 Outlook

We have adjusted our fiscal 2021 outlook, reflecting our year-to-date performance and our expectations for the remainder of the year:

Full-year 2021 Guidance
52-week to 52-week
Net sales growth	Down low single digits
Unit growth	13- 20 new stores, subject to equipment delays
Comparable store sales growth	(5.0%) to (7.0%)
Adjusted EBIT	$305M to $325M
Adjusted diluted earnings per share	$1.90 to $2.02
Effective tax rate	Approximately 25%
Capital expenditures	$110M to $125M
(net of landlord reimbursements)

Second Quarter 2021 Conference Call

Sprouts will hold a conference call at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) on Thursday, August 5, 2021, during which Sprouts executives will further discuss second quarter 2021 financial results.

A webcast of the conference call will be available through Sprouts’ investor relations webpage located at investors.sprouts.com. Participants should register on the website approximately 15 minutes prior to the start of the webcast.

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 8184596.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable. These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management. See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the impact of the COVID-19 pandemic; the company’s ability to execute on its long-term strategy; the company’s ability to successfully compete in its competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; accounting standard changes; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts is the place where goodness grows. True to its farm-stand heritage, Sprouts offers a unique grocery experience featuring an open layout with fresh produce at the heart of the store. Sprouts inspires wellness naturally with a carefully curated assortment of better-for-you products paired with purpose-driven people. The healthy grocer continues to bring the latest in wholesome, innovative products made with lifestyle-friendly ingredients such as organic, plant-based and gluten-free. Headquartered in Phoenix, and one of the fastest growing retailers in the country, Sprouts employs approximately 35,000 team members and operates more than 360 stores in 23 states nationwide. To learn more about Sprouts, and the good it brings communities, visit about.sprouts.com.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended		Twenty-six weeks ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net sales	$1,521,993	$1,642,788	$3,097,440	$3,289,327
Cost of sales	971,912	1,030,129	1,961,185	2,082,836
Gross profit	550,081	612,659	1,136,255	1,206,491
Selling, general and administrative expenses	436,420	488,877	876,082	925,181
Depreciation and amortization (exclusive of depreciation included in cost of sales)	30,430	30,549	61,659	61,570
Store closure and other costs, net	(419)	470	1,629	(612)
Income from operations	83,650	92,763	196,885	220,352
Interest expense, net	2,938	3,737	5,929	8,564
Income before income taxes	80,712	89,026	190,956	211,788
Income tax provision	19,698	22,024	46,894	52,976
Net income	$61,014	$67,002	$144,062	$158,812
Net income per share:
Basic	$0.52	$0.57	$1.22	$1.35
Diluted	$0.52	$0.57	$1.22	$1.35
Weighted average shares outstanding:
Basic	117,246	117,832	117,645	117,688
Diluted	117,831	118,189	118,265	117,977

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	July 4, 2021	January 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$220,909	$169,697
Accounts receivable, net	13,035	14,815
Inventories	274,097	254,224
Prepaid expenses and other current assets	43,338	27,224
Total current assets	551,379	465,960
Property and equipment, net of accumulated depreciation	703,571	726,500
Operating lease assets, net	1,052,851	1,045,408
Intangible assets, net of accumulated amortization	184,960	184,960
Goodwill	368,878	368,878
Other assets	16,724	14,698
Total assets	$2,878,363	$2,806,404
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$161,100	$139,337
Accrued liabilities	135,503	143,402
Accrued salaries and benefits	48,108	76,695
Current portion of operating lease liabilities	137,827	135,739
Current portion of finance lease liabilities	1,004	959
Total current liabilities	483,542	496,132
Long-term operating lease liabilities	1,082,136	1,069,535
Long-term debt and finance lease liabilities	260,082	260,459
Other long-term liabilities	42,487	40,912
Deferred income tax liability	60,993	58,073
Total liabilities	1,929,240	1,925,111
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 115,180,832 shares issued and outstanding, July 4, 2021; 117,953,435 shares issued and outstanding, January 3, 2021	115	118
Additional paid-in capital	695,745	686,648
Accumulated other comprehensive loss	(6,319)	(8,474)
Retained earnings	259,582	203,001
Total stockholders' equity	949,123	881,293
Total liabilities and stockholders' equity	$2,878,363	$2,806,404

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	July 4, 2021	June 28, 2020
Cash flows from operating activities
Net income	$144,062	$158,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	63,152	62,928
Operating lease asset amortization	52,631	47,074
Store closure and other costs, net	—	(321)
Share-based compensation	7,851	6,727
Deferred income taxes	2,920	786
Other non-cash items	740	1,286
Changes in operating assets and liabilities:
Accounts receivable	14,685	14,423
Inventories	(19,873)	20,627
Prepaid expenses and other current assets	(13,679)	(8,311)
Other assets	(4,363)	(1,879)
Accounts payable	23,653	46,554
Accrued liabilities	(8,416)	18,240
Accrued salaries and benefits	(28,587)	27,258
Accrued income tax	—	47,231
Operating lease liabilities	(58,131)	(52,063)
Other long-term liabilities	660	3,976
Cash flows from operating activities	177,305	393,348
Cash flows used in investing activities
Purchases of property and equipment	(39,421)	(64,571)
Cash flows used in investing activities	(39,421)	(64,571)
Cash flows used in financing activities
Payments on revolving credit facilities	—	(87,000)
Payments on finance lease obligations	(333)	(311)
Repurchase of common stock	(87,484)	—
Proceeds from exercise of stock options	1,246	1,343
Cash flows used in financing activities	(86,571)	(85,968)
Increase in cash, cash equivalents, and restricted cash	51,313	242,809
Cash, cash equivalents, and restricted cash at beginning of the period	171,441	86,785
Cash, cash equivalents, and restricted cash at the end of the period	$222,754	$329,594

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted EBIT, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted EBIT, adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and they should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of adjusted EBITDA to net income for the thirteen and twenty-six weeks ended July 4, 2021 and June 28, 2020 and a reconciliation of EBIT, net income and diluted earnings per share to adjusted EBIT, adjusted net income and adjusted diluted earnings per share for the thirteen and twenty-six weeks ended July 4, 2021 and June 28, 2020:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-six Weeks Ended	Twenty-six Weeks Ended
	July 4, 2021	June 28, 2020	July 4, 2021	June 28, 2020
Net income	$61,014	$67,002	$144,062	$158,812
Income tax provision	19,698	22,024	46,894	52,976
Interest expense, net	2,938	3,737	5,929	8,564
Earnings before interest and taxes (EBIT)	83,650	92,763	196,885	220,352
Special items:
Strategic initiatives (1)	—	3,417	—	4,617
Adjusted EBIT	83,650	96,180	196,885	224,969

Depreciation, amortization and accretion	31,311	31,181	63,152	62,781
Adjusted EBITDA	$114,961	$127,361	$260,037	$287,750

Net income	$61,014	$67,002	$144,062	$158,812
Special Items:
Strategic initiatives, net of tax (1)	—	2,539	—	3,431
Adjusted Net income	$61,014	$69,541	$144,062	$162,243
Diluted earnings per share	$0.52	$0.57	$1.22	$1.35
Adjusted diluted earnings per share	$0.52	$0.59	$1.22	$1.38

Diluted weighted average shares outstanding	117,831	118,189	118,265	117,977

(1)
Includes professional fees related to strategic initiatives. After-tax impact includes the tax benefit on the pre-tax charge.

###

Source: Sprouts Farmers Market, Inc

Phoenix, AZ

8/5/21